TIANYIN APPOINTS DR. JAMES JIAYUAN TONG
AS CHIEF FINANCIAL OFFICER AND CHIEF BUSINESS & DEVELOPMENT
 OFFICER

DR. TONG ALSO JOINS THE BOARD OF DIRECTORS

CHENGDU, China, March 29, 2010 /Xinhua-PRNewswire-FirstCall/ -- Tianyin Pharmaceutical Co., Inc., (NYSE Alternext: TPI), a manufacturer and supplier of modernized traditional Chinese medicine (“TCM”) based in Chengdu, China, today announced that it has appointed James Jiayuan Tong, M.D. Ph.D., as its Chief Financial Officer and Chief Business & Development Officer, effective April 1st, 2010. In addition, Dr. Tong will join the Company’s Board of Directors on April 1.

Prior to joining Tianyin, Dr. Tong was the Head of China Healthcare Investment Banking at ROTH Capital Partners, Newport Beach, CA. He initially joined ROTH as an equity research analyst, spearheading ROTH’s effort in China healthcare universe, covering a series of U.S.-listed Chinese pharmaceutical, biotech, medical devices and drug retail businesses. Prior to that, Dr. Tong was a biotechnology analyst at Rodman & Renshaw, New York, covering biotech entities focusing on molecular diagnostics and cures for Alzheimer’s disease, multiple sclerosis and cancer. Before his Wall Street career, Dr. Tong was Principal Investigator at Marine Biological Laboratory (MBL) sponsored by Grass Foundation at Woods Hole, MA and a Senior Research Fellow at University of California, Irvine (UCI).

Dr. Tong was awarded Ph.D. in Neurobiology and Behavior from Cold Spring Harbor Laboratory / Stony Brook University Neuroscience program. He developed an innovative method to significantly extend life spans of animals based on his work on mitochondria, aging and learning disorders in Neurofibromatosis-1 (NF1) disease.  He published three first-authored Nature articles and currently holds two patents. Dr. Tong received his medical degree from Peking University Health Science Center.

 “We are excited that Dr. Tong joins us as our Chief Financial Officer and Chief Business & Development Officer,” stated Dr. Guoqing Jiang, Tianyin’s Chief Executive Officer. “His responsibilities as CFO, CBDO, and board member will further strengthen Tianyin’s capabilities in growth strategy execution, business & development, financial management and corporate communications. At the dawn of the rapid expansion of China healthcare industry, fueled by the economic growth and the healthcare reform in China, Tianyin is poised for the sustainable growth through further pipeline enrichment and capacity expansion.”

About Tianyin Pharmaceuticals

Tianyin is a manufacturer and supplier of modernized Traditional Chinese Medicine ("TCM") in China. It was established in 1994 and acquired by the current management team in August 2003. It has a comprehensive product portfolio of 39 products, 22 of which are listed in the highly selective National Medicine Catalog of the National Medical Insurance program. Tianyin owns and operates two GMP manufacturing facilities and an R&D platform supported by leading Chinese academic institutions. The Company has a pipeline of 17 pharmaceutical products pending approval. Tianyin has an extensive nationwide distribution network throughout China with a sales force of 720 salespeople. Tianyin is headquartered in Chengdu, Sichuan Province with a total of 1,365 employees. For more information about Tianyin, please visit http://www.tianyinpharma.com.

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact:

For the Company:

James Jiayuan Tong, M.D. Ph.D.
CFO & CBDO
Tel: +949-350-6999
Email: Dr.Tong.TPI@gmail.com

Investors:

Mr. Matthew Hayden, HC International
Tel: +1-561-245-5155
Email: matt.hayden@hcinternational.net
Web: http://www.hcinternational.net